                                                                   EXHIBIT 4.7.1

                                 AMENDMENT NO. 1

                  This Amendment No. 1, dated as of September 19, 2003 (this "AMENDMENT"), between Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), and the Administrative Agent (as defined below) amends certain provisions of the Amended and Restated Credit Agreement, dated as of May 5, 2003 (the "CREDIT AGREEMENT"), among the Borrower, the Lenders (as defined in the Credit Agreement), the Issuers (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and the Issuers and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders and the Issuers, and General Electric Capital Corporation, as documentation agent for the Lenders and the Issuers.

                              W I T N E S S E T H:

                  WHEREAS, the Borrower, the Lenders and the Administrative Agent are parties to the Credit Agreement and, as of the date hereof, the Lenders consenting to this Amendment constitute the Requisite Lenders (as defined in the Credit Agreement);

                  WHEREAS, the Borrower and the Administrative Agent, on behalf of the Lenders constituting the Requisite Lenders, have agreed to make certain amendments to the Credit Agreement as set forth herein; and

                  WHEREAS, pursuant to Section 11.1 of the Credit Agreement, the consent of the Requisite Lenders is required to amend the provisions of the Credit Agreement as set forth herein;

                  NOW, THEREFORE, in consideration of the foregoing, the mutual covenants and obligations herein set forth and other good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, and in reliance upon the representations, warranties and covenants herein contained, the parties hereto, intending to be legally bound, hereby agree as follows:

                  SECTION 1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used herein shall have the meanings ascribed to such terms in the Credit Agreement.

                  SECTION 2. AMENDMENTS TO CREDIT AGREEMENT. Effective as of the Effective Date (as defined below) and subject to the terms and conditions set forth herein, the Credit Agreement is hereby amended as follows:

                  (a) By amending and restating in its entirety the definition of "Excess Cash Flow" in Section 1.1 (Defined Terms) of the Credit Agreement to read as follows:

                  "Excess Cash Flow" means, for the Borrower for any period, EBITDA of the Borrower for such period PLUS the sum of (without duplication) (a) the excess, if any, of the Adjusted Working Capital of the Borrower at the beginning of such period over the Adjusted Working Capital of the Borrower at the end of such period and (b) the excess, if any, of Programming Amortization Expense for such period over Programming Rights Payments for such period LESS the sum of (without duplication) (i) scheduled and mandatory cash interest and principal payments on the Facilities during such period and optional cash principal payments on the Facilities during such period (but, in the case of the Revolving Credit Facility, only to the extent that the Revolving Credit Commitments are permanently reduced by the amount of such payments), (ii) scheduled cash principal payments and cash payments of Preferred Stock dividends made by the Borrower or any of


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         its Subsidiaries during such period on other Indebtedness or on
         Preferred Stock (as the case may be) to the extent such other Indebtedness, Preferred Stock and such payments in respect thereof are permitted by this Agreement, (iii) taxes paid by the Borrower and its Subsidiaries on a consolidated basis, (iv) Capital Expenditures made by the Borrower or any of its Subsidiaries during such period to the extent permitted by this Agreement, (v) Programming Rights Payments in excess of Programming Amortization Expense, (vi) the excess, if any, of the Adjusted Working Capital of the Borrower at the end of such period over the Adjusted Working Capital of the Borrower at the beginning of such period and (vii) scheduled and mandatory cash interest payments on the New Senior Subordinated Notes to the extent such payments in respect thereof are permitted by this Agreement.

                  (b) By amending and restating Section 2.11(c) (Minimum Net Revenue Fee) of the Credit Agreement in its entirety to read as follows:

                  [Intentionally Omitted.]

                  (c) By amending and restating Section 5.1 (Minimum Net Revenue) of the Credit Agreement in its entirety to read as follows:

                  The Borrower will have, as of the last day of each Fiscal Quarter set forth below, Net Revenue for the four Fiscal Quarters ending on such day of not less than the following:

--------------------------------------- --------------------------------
        FISCAL QUARTER ENDING                 MINIMUM NET REVENUE
--------------------------------------- --------------------------------
June 30, 2001                                    $230,000,000
--------------------------------------- --------------------------------
September 30, 2001                               $230,000,000
--------------------------------------- --------------------------------
December 31, 2001                                $230,000,000
--------------------------------------- --------------------------------
March 31, 2002                                   $240,000,000
--------------------------------------- --------------------------------
June 30, 2002                                    $240,000,000
--------------------------------------- --------------------------------
September 30, 2002                               $245,000,000
--------------------------------------- --------------------------------
December 31, 2002                                $250,000,000
--------------------------------------- --------------------------------
March 31, 2003                                   $260,000,000
--------------------------------------- --------------------------------
June 30, 2003                                    $270,000,000
--------------------------------------- --------------------------------
September 30, 2003                               $250,000,000
--------------------------------------- --------------------------------
December 31, 2003                                $250,000,000
--------------------------------------- --------------------------------
March 31, 2004                                   $250,000,000
--------------------------------------- --------------------------------
June 30, 2004                                    $250,000,000
--------------------------------------- --------------------------------
September 30, 2004                               $250,000,000
--------------------------------------- --------------------------------
December 31, 2004                                $250,000,000
--------------------------------------- --------------------------------
March 31, 2005                                   $250,000,000
--------------------------------------- --------------------------------

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                  (d) By amending and restating Section 5.2 (Minimum EBITDA) of the Credit Agreement in its entirety to read as follows:

                  The Borrower will have, as of the last day of each Fiscal Quarter set forth below, EBITDA for the four Fiscal Quarters ending on such day of not less than the following:

--------------------------------------- --------------------------------
        FISCAL QUARTER ENDING                   MINIMUM EBITDA
--------------------------------------- --------------------------------
June 30, 2001                                     $3,000,000
--------------------------------------- --------------------------------
September 30, 2001                                $12,000,000
--------------------------------------- --------------------------------
December 31, 2001                                 $15,000,000
--------------------------------------- --------------------------------
March 31, 2002                                    $18,000,000
--------------------------------------- --------------------------------
June 30, 2002                                     $19,000,000
--------------------------------------- --------------------------------
September 30, 2002                                $11,000,000
--------------------------------------- --------------------------------
December 31, 2002                                 $14,000,000
--------------------------------------- --------------------------------
March 31, 2003                                    $20,000,000
--------------------------------------- --------------------------------
June 30, 2003                                     $34,000,000
--------------------------------------- --------------------------------
September 30, 2003                                $45,000,000
--------------------------------------- --------------------------------
December 31, 2003                                 $50,000,000
--------------------------------------- --------------------------------
March 31, 2004                                    $50,000,000
--------------------------------------- --------------------------------
June 30, 2004                                     $50,000,000
--------------------------------------- --------------------------------
September 30, 2004                                $50,000,000
--------------------------------------- --------------------------------
December 31, 2004                                 $50,000,000
--------------------------------------- --------------------------------
March 31, 2005                                    $50,000,000
--------------------------------------- --------------------------------

                  (e) By amending Section 5.3 (Maximum Senior Debt Leverage Ratio) of the Credit Agreement by deleting the reference to "March 31, 2005" and the ratio set forth opposite such date.

                  (f) By amending Section 5.4 (Maximum Leverage Ratio) of the Credit Agreement by deleting the reference to "March 31, 2005" and the ratio set forth opposite such date.

                  (g) By amending Section 5.5 (Minimum Interest Coverage Ratio) of the Credit Agreement by deleting the reference to "March 31, 2005" and the ratio set forth opposite such date.

                  (h) By amending Section 5.6 (Minimum Fixed Charge Coverage Ratio) of the Credit Agreement by deleting the reference to "March 31, 2005" and the ratio set forth opposite such date.

                  SECTION 3. CONDITIONS PRECEDENT TO THE EFFECTIVENESS OF THIS AMENDMENT. This Amendment shall become effective as of the date the following conditions precedent have been satisfied (the "EFFECTIVE DATE"):

                  (a) CERTAIN DOCUMENTS. The Administrative Agent shall have received on or before the Effective Date all of the following, all of which shall be in form and substance satisfactory to the Administrative Agent:

                  (i) this Amendment, executed by the Borrower;

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                  (ii)     the Consent, Agreement and Affirmation of Guaranty,
                           in the form attached hereto as ANNEX A, executed by the Subsidiary Guarantors;

                  (iii) an executed Acknowledgment and Consent, in the form attached hereto as ANNEX B, from Lenders constituting the Requisite Lenders; and

                  (iv) such additional documentation as the Administrative Agent or the Requisite Lenders may reasonably require.

                  (b) AMENDMENT FEE. The Administrative Agent shall have received from the Borrower, for the ratable benefit of the Lenders party hereto on or prior to the Effective Date, an amendment fee equal to 0.25% of the sum of each such Lender's (i) Commitment as of the Effective Date and (ii) Ratable Portion of the principal amount of Term A Loans and Term B Loans outstanding on the Effective Date.

                  (c) OTHER FEES. The Administrative Agent shall have received from the Borrower for its own account the fees described in that certain letter agreement, dated as of the dated hereof, between the Borrower and the Administrative Agent.

                  (d) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties made by the Borrower or any Subsidiary Guarantor in or pursuant to the Credit Agreement and the other Loan Documents to which the Borrower or any Subsidiary Guarantor is a party or by which the Borrower or any Subsidiary Guarantor is bound, shall be true and correct in all material respects, after giving effect to the terms of this Amendment, on and as of the Effective Date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

                  (e) NO EVENTS OF DEFAULT. No Event of Default or Default shall have occurred and be continuing on the Effective Date after giving effect to the terms of this Amendment.

                  SECTION 4. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Administrative Agent and the Lenders that as of the date hereof, (a) no Event of Default or Default under the Credit Agreement shall have occurred and be continuing and (b) all of the representations and warranties of the Loan Parties contained in Article IV of the Credit Agreement and in any other Loan Document continue to be true and correct in all material respects, as though made on and as of such date (except to the extent such representations and warranties in any such Loan Document expressly relate to an earlier date).

                  SECTION 5. COSTS AND EXPENSES. The Borrower agrees to pay on demand in accordance with the terms of Section 11.3 of the Credit Agreement all costs and expenses of the Administrative Agent in connection with the preparation, reproduction, execution and delivery of this Amendment and all other Loan Documents entered into in connection herewith, including the reasonable fees, expenses and disbursements of Weil, Gotshal & Manges LLP, counsel for the Administrative Agent with respect thereto.

                  SECTION 6. REFERENCE TO AND EFFECT ON THE LOAN DOCUMENTS.

                  (a) Upon the effectiveness of this Amendment, on and after the Effective Date, each reference in the Credit Agreement to "THIS AGREEMENT", "HEREUNDER", "HEREOF" or words of like import, and each such reference in each other Loan Document, shall mean and be a reference to the Credit Agreement as amended hereby.

                  (b) Except as specifically amended hereby, all of the terms of the Credit Agreement and all other Loan Documents shall remain unchanged and in full force and effect.

                  (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as an amendment or waiver of any right, power or remedy of any Lender or the Administrative Agent under the Credit Agreement or any of the Loan Documents, nor

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

constitute an amendment or waiver of any provision of the Credit Agreement or any of the Loan Documents.

                  (d) This Amendment is a Loan Document.

                  SECTION 7. TITLES. The Section titles contained in this Amendment are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

                  SECTION 8. EXECUTION IN COUNTERPARTS. This Amendment may be executed and delivered in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which taken together shall constitute one and the same original agreement.

                  SECTION 9. NOTICES. All communications and notices to the Administrative Agent hereunder shall be given as provided in the Credit Agreement.

                  SECTION 10. SEVERABILITY. If any term or provision set forth in this Amendment shall be invalid or unenforceable, the remainder of this Amendment, or the application of such term or provision to persons or circumstances, other than those to which it is held unenforceable, shall not in any way be affected or impaired thereby.

                  SECTION 11. SUCCESSORS. The terms of this Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors or assigns.

                  SECTION 12. GOVERNING LAW. This Amendment shall be interpreted, and the rights and liabilities of the parties determined, in accordance with the internal law of the State of New York.


                            [SIGNATURE PAGE FOLLOWS]





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                  IN WITNESS WHEREOF, the parties hereto have caused this
Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                       PAXSON COMMUNICATIONS CORPORATION,
                                       as Borrower


                                       By: /s/ Thomas E. Severson, Jr.
                                           -------------------------------------
                                           Name:  Thomas E. Severson, Jr.
                                           Title: Senior Vice President and
                                           Chief Financial Officer


                                       CITICORP USA, INC.,
                                       as Administrative Agent


                                       By: /s/ Eileen L. Casson
                                           -------------------------------------
                                           Name: Eileen L. Casson
                                           Title: Vice President



                                       6








                       [SIGNATURE PAGE TO AMENDMENT NO. 1]

                                                                         ANNEX A


                 CONSENT, AGREEMENT AND AFFIRMATION OF GUARANTY

                  Each of the undersigned Subsidiary Guarantors hereby consents to the terms of the foregoing Amendment in its capacity as a guarantor under the Guaranty and agrees that the terms of the foregoing Amendment shall not affect in any way its obligations and liabilities under its guaranty, all of which obligations and liabilities shall remain in full force and effect and each of which is hereby reaffirmed.

                                       On behalf of each of the Subsidiary
                                       Guarantors under the Loan Documents


                                       By: /s/ Thomas E. Severson, Jr.
                                           -------------------------------------
                                           Name: Thomas E. Severson, Jr.
                                           Title: Vice President and Treasurer
                                           and, with respect to America 51,
                                           L.P., Vice President and Treasurer
                                           of its General and Limited Partners

                                                                         ANNEX B

                           ACKNOWLEDGMENT AND CONSENT


Paxson Communications Corporation
601 Clearwater Park Road
West Palm Beach, FL  33401
Attention: Thomas E. Severson, Jr., Chief Financial Officer, with a copy to Anthony L. Morrison, Esq., Chief Legal Officer
Telecopy no: (561) 659-4754

Citicorp USA, Inc., as Administrative Agent
388 Greenwich Street, 21st Floor
New York, NY  10013
Attention: John P. Judge
Telecopy no: (212) 816-8084

         RE: PAXSON COMMUNICATIONS CORPORATION

Ladies and Gentlemen:

                  Reference is made to Amended and Restated Credit Agreement, dated as of May 5, 2003 (the "CREDIT AGREEMENT"), among Paxson Communications Corporation, a Delaware corporation (the "BORROWER"), the Lenders (as defined in the Credit Agreement), the Issuers (as defined in the Credit Agreement), Citicorp USA, Inc., as administrative agent for the Lenders and the Issuers and as collateral agent for the Secured Parties under the Collateral Documents (in each such capacity, the "ADMINISTRATIVE AGENT"), Union Bank of California, N.A., as syndication agent for the Lenders and the Issuers, and General Electric Capital Corporation, as documentation agent for the Lenders and the Issuers. Unless otherwise defined herein, capitalized terms used herein and defined in the Credit Agreement are used herein as therein defined.

                  The Borrower has requested that the Lenders consent to an amendment to the Credit Agreement on the terms described in the Amendment No. 1 (the "AMENDMENT") to which this ANNEX B is attached.

                  Pursuant to Section 11.1 of the Credit Agreement, the undersigned Lender hereby consents to the amendments of, and modifications to, the Credit Agreement contained in the Amendment and authorizes the Administrative Agent to execute the Amendment on its behalf.

                                          Very truly yours,

                                          -------------------------------------
                                          (NAME OF LENDER)


                                          By:
                                             ----------------------------------
                                                Name:
                                                Title:

Dated as of September __, 2003